Exhibit 99.1

FOR IMMEDIATE RELEASE

July 30, 2018

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Senior Executive Vice President and Chief Operating Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS FOURTH QUARTER AND YEAR END 2018 OPERATING RESULTS

Fairfield, New Jersey, July 30, 2018 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), today reported net income for the quarter ended June 30, 2018 of $7.7 million, or $0.08 per basic and diluted share. The results represent an increase of $2.3 million compared to net income of $5.4 million, or $0.07 per basic and diluted share, for the quarter ended March 31, 2018.

Net income for the quarters ended June 30, 2018 and March 31, 2018 reflected merger-related expenses recognized in conjunction with the Company’s acquisition of Clifton Bancorp, Inc. (“CSBK”), the holding company for Clifton Savings Bank (“Clifton”), which closed on April 2, 2018. Excluding the effects of merger-related expenses on an after-tax basis, the Company’s net income would have been $11.4 million or $0.12 per basic and diluted share for the quarter ended June 30, 2018 compared to $5.8 million or $0.08 per basic and diluted share for the quarter ended March 31, 2018.

For the fiscal year ended June 30, 2018, the Company reported net income of $19.6 million, or $0.24 per basic and diluted share. The results represent an increase of $993,000 compared to net income of $18.6 million, or $0.22 per basic and diluted share, for the fiscal year ended June 30, 2017.

As above, net income for the year ended June 30, 2018 included $6.7 million in merger-related expenses associated with the Company’s acquisition of CSBK. The Company estimates that such expenses adversely impacted net income by approximately $5.1 million for the year ended June 30, 2018.

Net income for the year ended June 30, 2018 also reflected the effects of federal income tax reform that was codified through the passage of the Tax Cuts and Jobs Act (the “Act”) during the quarter ended December 31, 2017. The Act permanently reduced the Company’s federal income tax rate from 35% to 21% while also including other provisions that altered the deductibility of certain recurring expenses recognized by the Company. The provisions of the Act positively impacted the Company’s earnings during the second half of fiscal 2018. However, the passage of the Act resulted in a $3.5 million net reduction in the carrying value of the Company’s deferred income tax assets and liabilities with an equal and offsetting charge to income tax expense during the quarter ended December 31, 2017.

The net charge of $3.5 million attributable to the changes in the carrying value of deferred income tax items was partially offset by a $769,000 reduction in current-year income tax expense attributable to the noted reduction in the Company’s income tax rate. For the “transition” year ended June 30, 2018, the Company’s statutory federal income tax rate was reduced to 28%, reflecting effective statutory rates of 35% and 21% for the first and second halves of the year, respectively. For the fiscal year ending June 30, 2019 and thereafter, the Company’s statutory federal income tax rate will be reduced to 21%.

Acquisition Highlights

The increase in the Company’s net income for the quarter ended June 30, 2018 exemplified the beneficial impact of the $1.6 billion, or 33.4%, of growth in total assets that resulted from the Company’s acquisition of CSBK. The growth arising from the acquisition reflected:

•

Loans acquired with aggregate fair values totaling $1.12 billion primarily comprising residential and commercial mortgage loans. Acquired loans included $5.4 million of nonperforming loans whose fair values at acquisition reflected negligible levels of impairment;

•	Deposits assumed with aggregate fair values totaling $949.8 million housed across a retail banking network consisting of 12 branches located in New Jersey’s Passaic, Bergen, Hudson and Essex counties;

•	Securities acquired with aggregate fair values of $326.9 million primarily comprising U.S. agency and other high-quality debt securities;

•	Borrowings assumed with fair values of $414.1 million comprised entirely of outstanding advances from the Federal Home Loan Bank of New York;

•

Merger consideration primarily comprising 25.4 million shares of the Company’s common stock issued to CSBK stockholders reflecting an exchange of 1.191 of Company shares for each outstanding share of CSBK common stock at the time of closing as well as cash distributed to CSBK stockholders and eligible option holders for the settlement of fractional shares and the value of outstanding options to purchase CSBK stock, respectively.

As required by applicable accounting standards, the Company recorded purchase accounting adjustments to the carrying value of all assets acquired and liabilities assumed from CSBK to reflect their fair values at the time of acquisition. With specific regard to the interest-earning assets acquired and interest-bearing liabilities assumed, such adjustments generally accrete or amortize into interest income and interest expense, respectively, on a level-yield/cost basis over their estimated remaining lives. As a result, the “post-acquisition” yield or cost recognized by the Company on the assets and liabilities acquired generally reflect the comparable market interest rates for such instruments at the time of their acquisition.

The CSBK acquisition was the primary factor contributing to the reported increase in net income for the quarter ended June 30, 2018 compared to the prior quarter ended March 31, 2018. As discussed in greater detail below, the increase in net income between comparative periods included the following highlights:

•	Net interest income increased by $13.5 million, or 50.0%, to $40.6 million from $27.1 million;

•	Net interest margin increased by 31 basis points to 2.72% from 2.41%;

•	Excluding the impact of non-recurring, merger-related expenses recognized during both comparative periods:

•	Non-interest expense increased by $4.0 million, or 17.9%, to $26.1 million from $22.1 million;

•	The non-interest expense ratio decreased by 23 basis points to 1.59% from 1.82%.

•	The efficiency ratio decreased by 13.0% to 59.4% from 72.4%;

•	Return on average on average assets ratio increased by 22 basis points to 0.69% from 0.47%.

Overview of Financial Performance

In addition to completing the CSBK acquisition, the Company continued to execute other strategies throughout fiscal 2018 intended to organically grow and diversify its balance sheet while increasing its core earnings and prudently managing capital to promote long-term growth in shareholder value. Together, the Company’s organic growth and acquisition strategies combined to result in several balance sheet growth and diversification achievements that are included among the following highlights for the quarter and year ended June 30, 2018:

•

The Company’s aggregate loan portfolio, excluding loans held for sale and the allowance for loan losses, increased by $1.15 billion to $4.50 billion, or 68.4% of total assets, at June 30, 2018 from $3.35 billion, or 67.9% of total assets, at March 31, 2018. For the year ended June 30, 2018, the Company’s aggregate loan portfolio increased by $1.26 billion, or 38.7%, from $3.25 billion, or 67.4% of total assets, at June 30, 2017.

•

The outstanding balance of the Company’s commercial mortgage loans increased by $476.6 million to $3.06 billion at June 30, 2018 from $2.58 billion at March 31, 2018. For the year ended June 30, 2018, commercial mortgage loans grew $563.9 million from $2.50 billion at June 30, 2017. The organic growth in commercial mortgage loans during the quarter and year ended June 30, 2018 continued to reflect the impact of an accelerated rate of loan prepayments compared to prior years that partially offset the increase in loans arising from loan origination volume. In addition to the growth arising from the CSBK acquisition, the Company continues to execute organic strategies designed to increase the origination volume of commercial mortgage loans to compensate for the challenges presented by the noted increase in prepayments. Toward that end, the Company’s pipeline of commercial mortgage loans in the underwriting process increased during the quarter ended June 30, 2018.

•

The outstanding balance of residential mortgage loans held in the portfolio, including home equity loans and lines of credit, increased by $744.9 million to $1.39 billion at June 30, 2018 from $643.3 million at March 31, 2018. For the year ended June 30, 2018, residential mortgage loans grew $738.1 million from $650.1 million at June 30, 2017. The increase in residential mortgage loans during the quarter and year ended June 30, 2018 primarily reflected the impact of the CSBK acquisition as the Company continued emphasizing its mortgage banking strategy through which most residential mortgage loans originated are sold into the secondary market.

•

Asset quality remained strong throughout the quarter and year ended June 30, 2018. The outstanding balance of nonperforming loans increased by $2.6 million to $16.9 million, or 0.37% of total loans, at June 30, 2018 from $14.2 million, or 0.42% of total loans, at March 31, 2018. For the year ended June 30, 2018, nonperforming loans decreased by $2.0 million from $18.9 million, or 0.58% of total loans, at June 30, 2017. As noted earlier, the increase in the outstanding balance of nonperforming loans at June 30, 2018 included a nominal balance of loans acquired from CSBK which was partially offset by a net decrease in the remaining balance of nonperforming loans during the reported periods.

•

The allowance for loan losses increased to $30.9 million at June 30, 2018 from $30.2 million at March 31, 2018, resulting in a “total loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of total loans, of 0.68% and 0.90%, respectively. For the year ended June 30, 2018, the allowance for loan losses increased by $1.6 million from $29.3 million, or 0.90% of total loans, at June 30, 2017. The decrease in the “total loan coverage ratio” for both the quarter and year ended June 30, 2018 largely reflects the impact of the CSBK acquisition and the related accounting standards which generally preclude acquired loan balances from being considered in the balance of the allowance for loan losses at the time of their acquisition. In lieu thereof, an accretable “credit mark” is established as a component of the purchase accounting fair value adjustments which directly reduces the carrying value of the acquired loan portfolio.

•	The Company’s securities portfolio increased by $170.7 million to $1.31 billion, or 20.0% of total assets, at June 30, 2018 from $1.14 billion, or 23.2% of total assets, at March 31, 2018. For the year ended June 30, 2018, the securities portfolio increased by $207.7 million, or 18.8%, from $1.11 billion, or 23.0% of total assets at June 30, 2017. The increase in the securities portfolio for the quarter and year ended June 30, 2018 largely reflected the impact of securities acquired from CSBK. The Company sold a significant portion of the securities originally acquired from CSBK with a portion of the sale proceeds reinvested into shorter-duration, higher-yielding securities and the remainder reinvested into loans.

•	The balance of cash and cash equivalents increased by $90.6 million to $128.9 million at June 30, 2018 from $38.3 million at March 31, 2018. For the year ended June 30, 2018, cash and cash equivalents increased by $50.6 million from $78.2 million at June 30, 2017. The increase for the quarter and year ended June 30, 2018 partly reflected day-to-day operating fluctuations in the Company’s balance of short-term liquidity coupled with the acquisition of cash and cash equivalents balances acquired from CSBK. Notwithstanding the increase in their overall balance, the Company generally endeavors to limit the balance of cash and cash equivalents held to the minimum levels needed to meet its short-term funding obligations and overall liquidity risk management objectives. As such, the excess balance of cash and cash equivalents held at June 30, 2018 is generally expected to be redeployed into higher-yielding assets during the quarter ending September 30, 2018.

•	The Company’s total deposits increased by $1.01 billion to $4.07 billion at June 30, 2018, from $3.07 billion at March 31, 2018. For the year ended June 30, 2018, total deposits increased by $1.14 billion from $2.93 billion at June 30, 2017. The increase in deposits for the quarter and year ended June 30, 2018 largely reflected the impact of deposits acquired from CSBK while also reflecting the continuing effects of product, pricing and marketing strategies implemented during fiscal 2018.

•	Total borrowings increased by $346.6 million to $1.20 billion at June 30, 2018, from $852.0 million at March 31, 2018. For the year ended June 30, 2018, total borrowings increased by $392.4 million from $806.2 million at June 30, 2017. The increase in borrowings for the quarter and year ended June 30, 2018 partly reflected the impact of borrowings acquired from CSBK. The increase attributable to the CSBK acquisition was partly offset by the repayment of maturing FHLB term and overnight advances coupled with changes in depositor sweep account balances representing normal day-to-day fluctuations in such balances.

•	The Company’s stockholders’ equity increased by $277.5 million to $1.27 billion at June 30, 2018 from $991.2 million at March 31, 2018. The increase in stockholders’ equity for the quarter ended June 30, 2018 partly reflected $330.7 million of capital stock issued by the Company in conjunction with the acquisition of CSBK. The increase also reflected net income earned during the period coupled with a decrease in unearned ESOP shares and a net increase in accumulated other comprehensive income primarily reflecting changes in the fair value of the Company’s derivatives and available for sale securities portfolios. The noted increases in stockholders’ equity were partially offset by the Company’s repurchase of 4.5 million shares of its capital stock during the quarter ended June 30, 2018 at a total cost of $62.5 million and at an average cost of $13.85 per share, coupled with cash dividends paid to stockholders of $3.9 million during the period. For the year ended June 30, 2018, stockholders’ equity increased by $211.6 million from $1.06 billion at June 30, 2017. The net increase for the year was generally attributable to the cumulative effects of the same factors that contributed to the net change in stockholders’ equity for the quarter ended June 30, 2018.

•	At June 30, 2018, the Company’s total consolidated equity to assets ratio was 19.28% while the Bank’s total consolidated equity to assets ratio was 18.19%. The Company’s and Bank’s regulatory capital ratios at June 30, 2018 were well in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

As highlighted below, the acquisition of CSBK coupled with the organic balance sheet growth, reinvestment and reallocation achievements helped to offset the adverse effects of an increase in market interest rates and a flattening yield curve on the Company’s net interest margin:

•

The Company’s net interest income increased by $13.5 million to $40.6 million for the quarter ended June 30, 2018 from $27.1 million for the quarter ended March 31, 2018. For the year ended June 30, 2018, net interest income increased by $18.7 million to $121.3 million from $102.6 million for the year ended June 30, 2017.

•

The Company’s net interest margin increased 31 basis points to 2.72% for the quarter ended June 30, 2018 from 2.41% for the quarter ended March 31, 2018 while the net interest rate spread increased by 33 basis points to 2.48% from 2.15% for those same comparative periods, respectively. For the year ended June 30, 2018, the net interest margin increased by nine basis points to 2.50% from 2.41% for the year ended June 30, 2017 while the net interest rate spread increased by 11 basis points to 2.25% from 2.14% for those same comparative periods, respectively.

The level of the Company’s charge offs and provision for loan losses continued to reflect strong asset quality metrics:

•

The Company recognized net charge offs totaling approximately $101,000 for the quarter ended June 30, 2018, reflecting an annualized net charge off rate of 0.01% on the average balance of total loans for the period. By comparison, the Company’s net charge offs totaled approximately $241,000 for the quarter ended March 31, 2018, reflecting an annualized net charge off rate of 0.03%.

For the year ended June 30, 2018, the Company recognized net charge offs totaling $1.1 million reflecting an annualized charge off rate of 0.03% on the average balance of total loans for fiscal 2018. By comparison, the Company’s net charge offs totaled approximately $324,000 for the year ended June 30, 2017 reflecting an annualized charge off rate of 0.01% on the average balance of total loans for fiscal 2017.

•

The Company’s provision for loan losses increased by $294,000 to $717,000 for the quarter ended June 30, 2018 compared to $423,000 for the quarter ended March 31, 2018. The increase in the provision largely reflected the net effect of updates to historical and environmental loss factors that increased the level of provision expense between comparative periods. The increase in the provision expense was partially offset by a decrease in net charge offs between the two comparative periods, as discussed above, as well as the effects of comparatively lower growth during the quarter ended June 30, 2018 in the performing portion of the non-acquired loan portfolio that is collectively evaluated for impairment using historical and environmental loss factors.

•

For the year ended June 30, 2018, the provision for loan losses decreased by $2.7 million to $2.7 million from $5.4 million for the year ended June 30, 2017. The decrease in the provision was partly attributable to the effects of comparatively lower growth during fiscal 2018 in the performing portion of the non-acquired loan portfolio that is collectively evaluated for impairment using historical and environmental loss factors while also reflecting the effects of updates to such factors between comparative periods. This decrease was partially offset by an increase in net charge offs recognized between the two comparative periods, as discussed above.

The Company’s mortgage banking and SBA lending strategies continued to supplement and diversify its sources of non-interest income while the benefits of its commercial mortgage lending strategies were also reflected in non-interest income:

•

Aggregate loan sale gains totaled $127,000 for the quarter ended June 30, 2018 compared to $346,000 for the quarter ended March 31, 2018 while such gains totaled $1.0 million and $1.5 million for the years ended June 30, 2018 and June 30, 2017, respectively. The decrease in gains recognized was partly attributable to an overall increase in market interest rates that has reduced rate refinancing incentives for residential mortgage borrowers. A decrease in SBA sale gains between both sets of comparative periods generally reflected fluctuations in loan origination volume and timing that generally characterizes the Company’s SBA lending activities.

•

Fees and service charges totaled $1.2 million for the quarter ended June 30, 2018 compared to $1.5 million for the quarter ended March 31, 2018. For the year ended June 30, 2018, fees and service charges increased to $5.4 million from $3.3 million for the year ended June 30, 2017. The increased level of fees and service charges for the year ended June 30, 2018 was largely attributable to increased recognition of commercial loan prepayment fees while their inherent variability was the largest contributor to the decrease in fees and charges between the linked quarters ended June 30, 2018 and March 31, 2018.

The Company continues to evaluate and implement tactics and strategies designed to improve operating practices, policies and procedures while making more efficient and effective use of its supporting infrastructure, including human resources, facilities and information technology systems.

•

The Company’s ratio of non-interest expense to average assets totaled 1.90% for the quarter ended June 30, 2018 compared to 1.85% for the prior quarter ended March 31, 2018. For those same comparative periods, the Company’s operating efficiency ratio decreased to 71.1% from 73.7%, respectively. As noted earlier, excluding the impact of merger-related expenses, the Company’s non-interest expense to average assets ratios would have been 1.59% and 1.82% for the quarters ended June 30, 2018 and March 31, 2018, respectively, while the Company’s operating efficiency ratios would have been 59.4% and 72.4% for those same periods, respectively.

For the year ended June 30, 2018, the Company’s ratio of non-interest expense to average assets totaled 1.86% compared to 1.76% for the year ended June 30, 2017. For those same comparative periods, the Company’s operating efficiency ratio increased to 72.7% from 71.2%, respectively. For the year ended June 30, 2018, the Company’s ratio of non-interest expense to average assets and operating efficiency ratio included the impacts arising from merger-related expenses, as discussed above.

Collectively, the factors noted above contributed to the increases in net income for the quarter and year ended June 30, 2018 noted earlier. The increases in net income had a favorable impact on the Company’s earnings-based performance ratios as highlighted below:

•

The Company’s return on average assets for the quarter ended June 30, 2018 totaled 0.47% compared to 0.44% for the prior quarter ended March 31, 2018. Excluding the impacts on net income arising from the non-recurring effects of merger-related expenses, as discussed above, the Company’s return on average assets would have been 0.70% and 0.47% for the quarters ended June 30, 2018 and March 31, 2018, respectively.

For the year ended June 30, 2018, the return on average assets totaled 0.37% compared to 0.40% for the prior year ended June 30, 2017. The Company’s return on average assets for the year ended June 30, 2018 reflected the impacts arising from federal income tax reform and merger-related expenses, as discussed above.

The Company continued to execute key capital management strategies during the quarter ended June 30, 2018 to further support shareholder value:

•

The Company increased its regular quarterly cash dividend payable to stockholders by $0.01 from $0.03 per share declared and paid during the quarters ended September 30, 2017, December 31, 2017 and March 31, 2018, to $0.04 per share declared and paid during the quarter ended June 30, 2018. The Company continues to evaluate its dividend policies and practices in relation to its capital management and shareholder value objectives.

•	In April 2018, the Company completed the repurchase of its shares of capital stock under its second share repurchase program announced in May 2017 through which it authorized the repurchase of 8,559,084 shares, or 10%, of the Company’s outstanding shares. The shares associated with this second program were repurchased at a total cost of $122.0 million and at an average cost of $14.25 per share.

•	In May 2018, the Company announced a third share repurchase program through which it authorized the repurchase of 10,238,557 shares, or 10%, of the Company’s outstanding shares. Through June 30, 2018, the Company repurchased a total of 2,695,460 shares, or 26.3% of the shares authorized for repurchase under this third program, at a total cost of $38.4 million and at an average cost of $14.23 per share.

The exhibits that follow this narrative begin with the presentation of the Linked-Quarter Comparative Financial Analysis and Year-to-Year Comparative Financial Analysis. These tabular presentations support the discussion above by presenting the Company’s financial condition and operating results for the quarter and fiscal year ended June 30, 2018 compared to those for the prior linked-quarter ended March 31, 2018 and prior fiscal year ended June 30, 2017, respectively. This analysis is followed by a tabular Five-Quarter Financial Trend Analysis that presents similar financial information, together with other financial highlights and performance metrics, over a consecutive five quarter look-back period that is intended to reflect the Company’s financial performance and strategic achievements over this extended period of time. The exhibits conclude with the presentation of the Reconciliation of GAAP to Non-GAAP financial data included in this news release.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	At		Variance or Change	Variance or Change Pct.
	June 30,	March 31,
	2018	2018
Assets
Cash and cash equivalents	$128,864	$38,283	$90,581	236.6%
Securities available for sale	725,085	684,771	40,314	5.9%
Securities held to maturity	589,730	459,380	130,350	28.4%
Loans held-for-sale	863	2,377	(1,514)	-63.7%
Loans receivable, including yield adjustments	4,501,348	3,351,369	1,149,979	34.3%
Less allowance for loan losses	(30,865)	(30,248)	(617)	2.0%

Net loans receivable	4,470,483	3,321,121	1,149,362	34.6%
Premises and equipment	56,240	42,856	13,384	31.2%
Federal Home Loan Bank stock	59,004	39,112	19,892	50.9%
Accrued interest receivable	18,510	13,926	4,584	32.9%
Goodwill	210,895	108,591	102,304	94.2%
Bank owned life insurance	249,816	184,981	64,835	35.0%
Deferred income taxes, net	23,754	3,898	19,856	509.4%
Other assets	46,630	34,404	12,226	35.5%

Total assets	$6,579,874	$4,933,700	$1,646,174	33.4%

Liabilities
Deposits	$4,073,604	$3,067,102	$1,006,502	32.8%
Borrowings	1,198,646	852,009	346,637	40.7%
Advance payments by borrowers for taxes	18,088	8,969	9,119	101.7%
Other liabilities	20,788	14,419	6,369	44.2%

Total liabilities	5,311,126	3,942,499	1,368,627	34.7%
Stockholders’ Equity
Common stock	996	788	208	26.4%
Paid-in capital	922,711	653,045	269,666	41.3%
Retained earnings	359,096	355,270	3,826	1.1%
Unearned ESOP shares	(32,590)	(33,076)	486	-1.5%
Accumulated other comprehensive income, net	18,535	15,174	3,361	22.1%

Total stockholders’ equity	1,268,748	991,201	277,547	28.0%

Total liabilities and stockholders’ equity	$6,579,874	$4,933,700	$1,646,174	33.4%

Consolidated capital ratios
Equity to assets	19.28%	20.09%	-0.81%
Tangible equity to tangible assets	16.53%	18.29%	-1.76%
Share data
Outstanding shares	99,626	78,765	20,861	26.5%
Equity per share	$12.74	$12.58	$0.16	1.3%
Tangible equity per share (1)	$10.56	$11.20	$(0.64)	-5.7%

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	June 30,	March 31,
	2018	2018
Interest income
Loans	$46,615	$30,728	$15,887	51.7%
Taxable investment securities	8,670	6,450	2,220	34.4%
Tax-exempt investment securities	702	652	50	7.7%
Other interest-earning assets	1,275	715	560	78.3%

Total Interest Income	57,262	38,545	18,717	48.6%
Interest expense
Deposits	9,755	7,026	2,729	38.8%
Borrowings	6,916	4,462	2,454	55.0%

Total interest expense	16,671	11,488	5,183	45.1%

Net interest income	40,591	27,057	13,534	50.0%
Provision for loan losses	717	423	294	69.5%

Net interest income after provision for loan losses	39,874	26,634	13,240	49.7%

Non-interest income
Fees and service charges	1,205	1,537	(332)	-21.6%
Gain (loss) on sale and call of securities	9	(1)	10	-1000.0%
Gain on sale of loans	127	346	(219)	-63.3%
Gain on sale of real estate owned	60	7	53	757.1%
Income from bank owned life insurance	1,604	1,227	377	30.7%
Electronic banking fees and charges	278	243	35	14.4%
Miscellaneous	75	189	(114)	-60.3%

Total non-interest income	3,358	3,548	(190)	-5.4%
Non-interest expense
Salaries and employee benefits	15,353	12,888	2,465	19.1%
Net occupancy expense of premises	2,716	2,359	357	15.1%
Equipment and systems	2,776	2,323	453	19.5%
Advertising and marketing	757	745	12	1.6%
Federal deposit insurance premium	463	350	113	32.3%
Directors’ compensation	754	689	65	9.4%
Merger-related expenses	5,149	401	4,748	1184.0%
Miscellaneous	3,289	2,788	501	18.0%

Total non-interest expense	31,257	22,543	8,714	38.7%

Income before income taxes	11,975	7,639	4,336	56.8%
Income taxes	4,257	2,262	1,995	88.2%

Net income	$7,718	$5,377	$2,341	43.5%

Net income per common share (EPS)
Basic	$0.08	$0.07	$0.01
Diluted	$0.08	$0.07	$0.01
Dividends declared
Cash dividends declared per common share	$0.04	$0.03	$0.01
Cash dividends declared	$3,892	$2,262	$1,630
Dividend payout ratio	50.4%	42.1%	8.3%
Weighted average number of common shares outstanding
Basic	98,046	75,492	22,554
Diluted	98,100	75,539	22,561

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	June 30,	March 31,
	2018	2018
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,507,336	$3,293,664	$1,213,672	36.8%
Taxable investment securities	1,192,066	1,003,600	188,466	18.8%
Tax-exempt investment securities	134,683	127,605	7,078	5.5%
Other interest-earning assets	142,591	67,770	74,821	110.4%

Total interest-earning assets	5,976,676	4,492,639	1,484,037	33.0%
Non-interest-earning assets	586,976	369,299	217,677	58.9%

Total assets	$6,563,652	$4,861,938	$1,701,714	35.0%

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,004,445	$870,762	$133,683	15.4%
Savings and club	724,430	513,948	210,482	41.0%
Certificates of deposit	1,983,372	1,385,151	598,221	43.2%

Total interest-bearing deposits	3,712,247	2,769,861	942,386	34.0%
Borrowings:
Federal Home Loan Bank Advances	1,179,147	777,721	401,426	51.6%
Other borrowings	34,636	33,529	1,107	3.3%

Total borrowings	1,213,783	811,250	402,533	49.6%

Total interest-bearing liabilities	4,926,030	3,581,111	1,344,919	37.6%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	305,763	267,152	38,611	14.5%
Other non-interest-bearing liabilities	39,340	24,953	14,387	57.7%

Total non-interest-bearing liabilities	345,103	292,105	52,998	18.1%

Total liabilities	5,271,133	3,873,216	1,397,917	36.1%
Stockholders’ equity	1,292,519	988,722	303,797	30.7%

Total liabilities and stockholders’ equity	$6,563,652	$4,861,938	$1,701,714	35.0%

Average interest-earning assets to average interest-bearing liabilities	121.33%	125.45%	-4.13%	-3.3%

Performance Ratio Highlights	For the three months ended		Variance or Change
	June 30,	March 31,
	2018	2018
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.14%	3.73%	0.41%
Taxable investment securities	2.91%	2.57%	0.34%
Tax-exempt investment securities (1)	2.09%	2.04%	0.05%
Other interest-earning assets	3.58%	4.22%	-0.64%

Total interest-earning assets	3.83%	3.43%	0.40%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.89%	0.84%	0.05%
Savings and club	0.29%	0.12%	0.17%
Certificates of deposit	1.41%	1.46%	-0.05%

Total interest-bearing deposits	1.05%	1.01%	0.04%
Borrowings:
Federal Home Loan Bank Advances	2.34%	2.27%	0.07%
Other borrowings	0.34%	0.56%	-0.22%

Total borrowings	2.28%	2.20%	0.08%

Total interest-bearing liabilities	1.35%	1.28%	0.07%
Interest rate spread (2)	2.48%	2.15%	0.33%
Net interest margin (3)	2.72%	2.41%	0.31%
Non-interest income to average assets (annualized)	0.20%	0.29%	-0.09%
Non-interest expense to average assets (annualized)	1.90%	1.85%	0.05%
Efficiency ratio (4)	71.12%	73.66%	-2.54%
Return on average assets (annualized)	0.47%	0.44%	0.03%
Return on average equity (annualized)	2.39%	2.18%	0.21%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.

Year-to-Year Comparative Financial Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At		Variance or Change	Variance or Change Pct.
	June 30,	June 30,
	2018	2017
Assets
Cash and cash equivalents	$128,864	$78,237	$50,627	64.7%
Securities available for sale	725,085	613,760	111,325	18.1%
Securities held to maturity	589,730	493,321	96,409	19.5%
Loans held-for-sale	863	4,692	(3,829)	-81.6%
Loans receivable, including yield adjustments	4,501,348	3,245,261	1,256,087	38.7%
Less allowance for loan losses	(30,865)	(29,286)	(1,579)	5.4%

Net loans receivable	4,470,483	3,215,975	1,254,508	39.0%
Premises and equipment	56,240	39,585	16,655	42.1%
Federal Home Loan Bank stock	59,004	39,958	19,046	47.7%
Accrued interest receivable	18,510	12,493	6,017	48.2%
Goodwill	210,895	108,591	102,304	94.2%
Bank owned life insurance	249,816	181,223	68,593	37.9%
Deferred income taxes, net	23,754	15,454	8,300	53.7%
Other assets	46,630	14,838	31,792	214.3%

Total assets	$6,579,874	$4,818,127	$1,761,747	36.6%

Liabilities
Deposits	$4,073,604	$2,929,745	$1,143,859	39.0%
Borrowings	1,198,646	806,228	392,418	48.7%
Advance payments by borrowers for taxes	18,088	8,711	9,377	107.6%
Other liabilities	20,788	16,262	4,526	27.8%

Total liabilities	5,311,126	3,760,946	1,550,180	41.2%
Stockholders’ Equity
Common stock	$996	844	152	18.0%
Paid-in capital	922,711	728,790	193,921	26.6%
Retained earnings	359,096	361,039	(1,943)	-0.5%
Unearned ESOP shares	(32,590)	(34,536)	1,946	-5.6%
Accumulated other comprehensive income, net	18,535	1,044	17,491	1675.4%

Total stockholders’ equity	1,268,748	1,057,181	211,567	20.0%

Total liabilities and stockholders’ equity	$6,579,874	$4,818,127	$1,761,747	36.6%

Consolidated capital ratios
Equity to assets	19.28%	21.94%	-2.66%
Tangible equity to tangible assets	16.53%	20.14%	-3.61%
Share data
Outstanding shares (period end)	99,626	84,351	15,275	18.1%
Equity per share	$12.74	$12.53	$0.21	1.7%
Tangible equity per share (1)	$10.56	$11.24	$(0.68)	-6.0%

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the year ended		Variance or Change	Variance or Change Pct.
	June 30,	June 30,
	2018	2017
Interest income
Loans	$138,426	$111,181	$27,245	24.5%
Taxable investment securities	27,053	23,543	3,510	14.9%
Tax-exempt investment securities	2,616	2,300	316	13.7%
Other interest-earning assets	3,336	2,069	1,267	61.2%

Total Interest Income	171,431	139,093	32,338	23.2%
Interest expense
Deposits	29,649	22,100	7,549	34.2%
Borrowings	20,489	14,419	6,070	42.1%

Total interest expense	50,138	36,519	13,619	37.3%

Net interest income	121,293	102,574	18,719	18.2%
Provision for loan losses	2,706	5,381	(2,675)	-49.7%

Net interest income after provision for loan losses	118,587	97,193	21,394	22.0%

Non-interest income
Fees and service charges	5,412	3,289	2,123	64.5%
Gain (Loss) on sale and call of securities	8	(1)	9	-900.0%
Gain on sale of loans	1,004	1,535	(531)	-34.6%
Loss on sale of real estate owned	(19)	(106)	87	-82.1%
Income from bank owned life insurance	5,362	5,207	155	3.0%
Electronic banking fees and charges	1,101	1,080	21	1.9%
Miscellaneous	395	344	51	14.8%

Total non-interest income	13,263	11,348	1,915	16.9%
Non-interest expense
Salaries and employee benefits	54,034	47,818	6,216	13.0%
Net occupancy expense of premises	9,178	8,018	1,160	14.5%
Equipment and systems	9,482	8,350	1,132	13.6%
Advertising and marketing	2,960	2,626	334	12.7%
Federal deposit insurance premium	1,516	1,334	182	13.6%
Directors’ compensation	2,820	1,982	838	42.3%
Merger-related expenses	6,743	—	—	0.0%
Miscellaneous	11,117	10,990	127	1.2%

Total non-interest expense	97,850	81,118	16,732	20.6%

Income before income taxes	34,000	27,423	6,577	24.0%
Income taxes	14,404	8,820	5,584	63.3%

Net income	$19,596	$18,603	$993	5.3%

Net income per common share (EPS)
Basic	$0.24	$0.22	$0.02
Diluted	$0.24	$0.22	$0.02
Dividends declared
Cash dividends declared per common share	$0.25	$0.10	$0.15
Cash dividends declared	$20,158	$8,370	$11,788
Dividend payout ratio	102.9%	45.0%	57.88%
Weighted average number of common shares outstanding
Basic	82,587	84,590	(2,003)
Diluted	82,643	84,661	(2,018)

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the year ended		Variance or Change	Variance or Change Pct.
	June 30,	June 30,
	2018	2017
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,577,598	$2,955,686	$621,912	21.0%
Taxable investment securities	1,048,163	1,066,508	(18,345)	-1.7%
Tax-exempt investment securities	127,779	114,545	13,234	11.6%
Other interest-earning assets	93,209	114,121	(20,912)	-18.3%

Total interest-earning assets	4,846,749	4,250,860	595,889	14.0%
Non-interest-earning assets	420,219	355,554	64,665	18.2%

Total assets	$5,266,968	$4,606,414	$660,554	14.3%

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$896,695	$769,767	$126,928	16.5%
Savings and club	569,777	519,506	50,271	9.7%
Certificates of deposit	1,496,743	1,241,958	254,785	20.5%

Total interest-bearing deposits	2,963,215	2,531,231	431,984	17.1%
Borrowings:
Federal Home Loan Bank Advances	876,253	647,360	228,893	35.4%
Other borrowings	34,274	38,412	(4,138)	-10.8%

Total borrowings	910,527	685,772	224,755	32.8%

Total interest-bearing liabilities	3,873,742	3,217,003	656,739	20.4%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	281,262	249,693	31,569	12.6%
Other non-interest-bearing liabilities	30,298	33,416	(3,118)	-9.3%

Total non-interest-bearing liabilities	311,560	283,109	28,451	10.0%

Total liabilities	4,185,302	3,500,112	685,190	19.6%
Stockholders’ equity	1,081,666	1,106,302	(24,636)	-2.2%

Total liabilities and stockholders’ equity	$5,266,968	$4,606,414	$660,554	14.3%

Average interest-earning assets to average interest-bearing liabilities	125.12%	132.14%	-7.02%	-5.3%

Performance Ratio Highlights	For the year ended		Variance or Change
	June 30,	June 30,
	2018	2017
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.87%	3.76%	0.11%
Taxable investment securities	2.58%	2.21%	0.37%
Tax-exempt investment securities (1)	2.05%	2.01%	0.04%
Other interest-earning assets	3.58%	1.81%	1.77%

Total interest-earning assets	3.54%	3.27%	0.27%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.82%	0.66%	0.16%
Savings and club	0.17%	0.13%	0.04%
Certificates of deposit	1.42%	1.32%	0.10%

Total interest-bearing deposits	1.00%	0.87%	0.13%
Borrowings:
Federal Home Loan Bank Advances	2.32%	2.21%	0.11%
Other borrowings	0.40%	0.33%	0.07%

Total borrowings	2.25%	2.10%	0.15%

Total interest-bearing liabilities	1.29%	1.13%	0.16%
Interest rate spread (2)	2.25%	2.14%	0.11%
Net interest margin (3)	2.50%	2.41%	0.09%
Non-interest income to average assets	0.25%	0.25%	0.01%
Non-interest expense to average assets	1.86%	1.76%	0.10%
Efficiency ratio (4)	72.72%	71.20%	1.52%
Return on average assets (annualized)	0.37%	0.40%	-0.03%
Return on average equity (annualized)	1.81%	1.68%	0.13%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	At
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Assets
Cash and cash equivalents	$128,864	$38,283	$50,685	$38,823	$78,237
Securities available for sale	725,085	684,771	637,671	636,600	613,760
Securities held to maturity	589,730	459,380	471,452	482,926	493,321
Loans held-for-sale	863	2,377	3,490	3,808	4,692
Loans receivable, including yield adjustments	4,501,348	3,351,369	3,291,516	3,260,328	3,245,261
Less allowance for loan losses	(30,865)	(30,248)	(30,066)	(29,445)	(29,286)

Net loans receivable	4,470,483	3,321,121	3,261,450	3,230,883	3,215,975
Premises and equipment	56,240	42,856	41,829	40,132	39,585
Federal Home Loan Bank stock	59,004	39,112	39,113	39,115	39,958
Accrued interest receivable	18,510	13,926	13,524	13,268	12,493
Goodwill	210,895	108,591	108,591	108,591	108,591
Bank owned life insurance	249,816	184,981	183,754	182,489	181,223
Deferred income taxes, net	23,754	3,898	6,941	13,230	15,454
Other assets	46,630	34,404	25,347	18,285	14,838

Total assets	$6,579,874	$4,933,700	$4,843,847	$4,808,150	$4,818,127

Liabilities
Deposits	$4,073,604	$3,067,102	$3,033,231	$2,952,887	$2,929,745
Borrowings	1,198,646	852,009	798,864	808,554	806,228
Advance payments by borrowers for taxes	18,088	8,969	8,511	9,787	8,711
Other liabilities	20,788	14,419	13,968	22,689	16,262

Total liabilities	5,311,126	3,942,499	3,854,574	3,793,917	3,760,946
Stockholders’ Equity
Common stock	996	788	795	815	844
Paid-in capital	922,711	653,045	662,093	690,204	728,790
Retained earnings	359,096	355,270	353,536	354,123	361,039
Unearned ESOP shares	(32,590)	(33,076)	(33,563)	(34,049)	(34,536)
Accumulated other comprehensive income, net	18,535	15,174	6,412	3,140	1,044

Total stockholders’ equity	1,268,748	991,201	989,273	1,014,233	1,057,181

Total liabilities and stockholders’ equity	$6,579,874	$4,933,700	$4,843,847	$4,808,150	$4,818,127

Consolidated capital ratios
Equity to assets	19.28%	20.09%	20.42%	21.09%	21.94%
Tangible equity to tangible assets	16.53%	18.29%	18.59%	19.27%	20.14%
Share data
Outstanding shares	99,626	78,765	79,527	81,548	84,351
Equity per share	$12.74	$12.58	$12.44	$12.44	$12.53
Tangible equity per share (1)	$10.56	$11.20	$11.07	$11.10	$11.24

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Cash and cash equivalents
Cash and due from depository institutions	$26,199	$18,229	$17,899	$17,972	$18,889
Interest-bearing deposits in other banks	102,665	20,054	32,786	20,851	59,348

Total cash and cash equivalents	$128,864	$38,283	$50,685	$38,823	$78,237
Securities available for sale
Debt securities:
U.S. agency securities	$4,411	$4,667	$4,810	$5,063	$5,316
Municipal and state obligations	26,088	26,733	27,428	27,725	27,740
Asset-backed securities	182,620	182,066	169,484	163,615	162,429
Collateralized loan obligations	226,066	178,342	133,341	128,383	98,154
Corporate bonds	147,594	142,202	142,397	142,489	142,318
Trust preferred securities	3,783	8,485	8,494	8,544	8,540

Debt securities available for sale	590,562	542,495	485,954	475,819	444,497
Mortgage-backed securities:
Collateralized mortgage obligations	24,292	25,601	27,187	28,790	30,536
Residential pass-through securities	102,359	108,736	116,496	123,868	130,550
Commercial pass-through securities	7,872	7,939	8,034	8,123	8,177

Mortgage-backed securities	134,523	142,276	151,717	160,781	169,263

Total securities available for sale	$725,085	$684,771	$637,671	$636,600	$613,760
Securities held to maturity
Debt securities:
U.S. agency securities	$—	$—	$—	$35,000	$35,000
Municipal and state obligations	109,483	98,011	100,671	95,954	94,713
Subordinated debt	46,294	30,000	25,000	15,000	15,000

Debt securities held to maturity	155,777	128,011	125,671	145,954	144,713
Mortgage-backed securities:
Collateralized mortgage obligations	56,886	34,309	35,861	16,600	17,854
Residential pass-through securities	200,622	151,605	160,487	169,257	178,813
Commercial pass-through securities	176,445	145,455	149,433	151,115	151,941

Mortgage-backed securities	433,953	331,369	345,781	336,972	348,608

Total securities held to maturity	$589,730	$459,380	$471,452	$482,926	$493,321

Total securities	$1,314,815	$1,144,151	$1,109,123	$1,119,526	$1,107,081

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Loan portfolio composition:
Residential first mortgage loans	$1,297,453	$563,807	$574,322	$559,593	$567,323
Home equity loans and lines of credit	90,761	79,522	80,961	80,746	82,822

Residential mortgage loans	1,388,214	643,329	655,283	640,339	650,145
Multifamily mortgage loans	1,758,584	1,471,573	1,438,386	1,427,840	1,412,575
Nonresidential and mixed use mortgage loans	1,302,961	1,113,385	1,069,254	1,085,983	1,085,064

Commercial mortgage loans	3,061,545	2,584,958	2,507,640	2,513,823	2,497,639
Commercial business loans	85,825	88,216	92,442	81,676	74,471
Construction loans	23,271	22,963	22,205	8,320	3,815
Account loans	3,283	3,038	2,996	2,800	2,863
Other consumer loans	5,777	7,186	8,951	10,988	13,520

Consumer loans	9,060	10,224	11,947	13,788	16,383

Total loans, excluding yield adjustments	4,567,915	3,349,690	3,289,517	3,257,946	3,242,453
Unamortized yield adjustments	(66,567)	1,679	1,999	2,382	2,808

Loans receivable, including yield adjustments	4,501,348	3,351,369	3,291,516	3,260,328	3,245,261
Less allowance for loan losses	(30,865)	(30,248)	(30,066)	(29,445)	(29,286)

Net loans receivable	$4,470,483	$3,321,121	$3,261,450	$3,230,883	$3,215,975
Loan portfolio allocation:
Residential first mortgage loans	28.4%	16.8%	17.5%	17.2%	17.5%
Home equity loans and lines of credit	2.0%	2.4%	2.5%	2.5%	2.6%

Residential mortgage loans	30.4%	19.2%	20.0%	19.7%	20.1%
Multifamily mortgage loans	38.5%	43.9%	43.7%	43.8%	43.6%
Nonresidential and mixed use mortgage loans	28.5%	33.2%	32.5%	33.3%	33.4%

Commercial mortgage loans	67.0%	77.1%	76.2%	77.1%	77.0%
Commercial business loans	1.9%	2.6%	2.8%	2.5%	2.3%
Construction loans	0.5%	0.7%	0.7%	0.3%	0.1%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.1%	0.3%	0.2%	0.3%	0.4%

Consumer loans	0.2%	0.4%	0.3%	0.4%	0.5%

Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%
Asset quality:
Nonperforming assets:
Accruing loans > 90 days past due	$60	$45	$31	$105	$74
Nonaccrual loans	16,799	14,190	16,315	18,006	18,798

Total nonperforming loans	16,859	14,235	16,346	18,111	18,872
Other real estate owned	725	1,094	1,693	2,424	1,632

Total nonperforming assets	$17,584	$15,329	$18,039	$20,535	$20,504
Nonperforming loans (% total loans)	0.37%	0.42%	0.50%	0.56%	0.58%
Nonperforming assets (% total assets)	0.27%	0.31%	0.37%	0.43%	0.43%
Allowance for loan losses (ALLL):
ALLL to total loans	0.68%	0.90%	0.91%	0.90%	0.90%
ALLL to nonperforming loans	183.08%	212.49%	183.93%	162.58%	155.18%
Net charge offs (recoveries)	$101	$241	$315	$471	$(483)
Average net charge off (recovery) rate (annualized)	0.01%	0.03%	0.04%	0.06%	-0.06%

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Funding by type:
Deposits
Non-interest-bearing deposits	$311,938	$270,217	$275,065	$279,263	$267,412
Interest-bearing demand	1,000,989	871,425	879,385	855,822	847,400
Savings and club	744,039	515,805	517,400	519,037	523,981
Certificates of deposit	2,016,638	1,409,655	1,361,381	1,298,765	1,290,952

Interest-bearing deposits	3,761,666	2,796,885	2,758,166	2,673,624	2,662,333

Total deposits	4,073,604	3,067,102	3,033,231	2,952,887	2,929,745
Borrowings:
Federal Home Loan Bank advances	1,170,144	775,625	775,649	775,673	775,696
Overnight borrowings	—	42,000	—	—	—
Depositor sweep accounts	28,502	34,384	23,215	32,881	30,532

Total borrowings	1,198,646	852,009	798,864	808,554	806,228

Total funding	$5,272,250	$3,919,111	$3,832,095	$3,761,441	$3,735,973

Loans as a % of deposits	109.8%	108.4%	107.6%	109.5%	109.9%
Deposits as a % of total funding	77.3%	78.3%	79.2%	78.5%	78.4%
Borrowings as a % of total funding	22.7%	21.7%	20.8%	21.5%	21.6%
Funding by source:
Retail funding
Non-interest-bearing deposits	$311,938	$270,217	$275,065	$279,263	$267,412
Interest-bearing demand	790,164	656,114	657,349	633,478	624,798
Savings and club	744,039	515,805	517,400	519,037	523,981
Certificates of deposit	1,828,039	1,247,900	1,210,428	1,175,329	1,167,894

Total retail deposits	3,674,180	2,690,036	2,660,242	2,607,107	2,584,085
Depositor sweep accounts	28,502	34,384	23,215	32,881	30,532

Total retail funding	3,702,682	2,724,420	2,683,457	2,639,988	2,614,617
Wholesale funding:
Interest-bearing demand	$210,825	$215,311	$222,036	$222,344	$222,602
Certificates of deposit (listing service)	104,256	104,934	93,853	101,791	101,430
Certificates of deposit (brokered)	84,343	56,821	57,100	21,645	21,628

Total wholesale deposits	399,424	377,066	372,989	345,780	345,660
FHLB Advances	1,170,144	775,625	775,649	775,673	775,696
Overnight borrowings	—	42,000	—	—	—

Total wholesale funding	1,569,568	1,194,691	1,148,638	1,121,453	1,121,356

Total funding	$5,272,250	$3,919,111	$3,832,095	$3,761,441	$3,735,973

Retail funding as a % of total funding	70.2%	69.5%	70.0%	70.2%	70.0%
Wholesale funding as a % of total funding	29.8%	30.5%	30.0%	29.8%	30.0%

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Interest income
Loans	$46,615	$30,728	$30,610	$30,473	$29,842
Taxable investment securities	8,670	6,450	6,077	5,856	5,931
Tax-exempt investment securities	702	652	641	621	605
Other interest-earning assets	1,275	715	704	642	586

Total interest income	57,262	38,545	38,032	37,592	36,964
Interest expense
Deposits	9,755	7,026	6,649	6,219	5,909
Borrowings	6,916	4,462	4,548	4,563	4,325

Total interest expense	16,671	11,488	11,197	10,782	10,234

Net interest income	40,591	27,057	26,835	26,810	26,730
Provision for loan losses	717	423	936	630	1,188

Net interest income after provision for loan losses	39,874	26,634	25,899	26,180	25,542

Non-interest income
Fees and service charges	1,205	1,537	1,409	1,261	839
Gain (loss) on sale and call of securities	9	(1)	—	—	—
Gain on sale of loans	127	346	200	331	531
Gain (loss) on sale of real estate owned	60	7	23	(109)	3
Income from bank owned life insurance	1,604	1,227	1,264	1,267	1,288
Electronic banking fees and charges	278	243	302	278	287
Miscellaneous	75	189	65	66	72

Total non-interest income	3,358	3,548	3,263	3,094	3,020
Non-interest expense
Salaries and employee benefits	15,353	12,888	12,926	12,867	12,887
Net occupancy expense of premises	2,716	2,359	2,122	1,981	2,013
Equipment and systems	2,776	2,323	2,193	2,190	2,204
Advertising and marketing	757	745	748	710	937
Federal deposit insurance premium	463	350	343	360	352
Directors’ compensation	754	689	688	689	689
Merger-related expenses	5,149	401	1,193	—	—
Miscellaneous	3,289	2,788	2,551	2,489	2,969

Total non-interest expense	31,257	22,543	22,764	21,286	22,051

Income before income taxes	11,975	7,639	6,398	7,988	6,511
Income taxes	4,257	2,262	5,129	2,756	2,107

Net income	$7,718	$5,377	$1,269	$5,232	$4,404

Net income per common share (EPS)
Basic	$0.08	$0.07	$0.02	$0.07	$0.05
Diluted	$0.08	$0.07	$0.02	$0.07	$0.05
Dividends declared (1)
Cash dividends declared per common share	$0.04	$0.03	$0.03	$0.15	$0.03
Cash dividends declared	$3,892	$2,262	$1,856	$12,148	$2,448
Dividend payout ratio	50.4%	42.1%	146.3%	232.2%	55.6%
Weighted average number of common shares outstanding
Basic	98,046	75,492	77,174	79,649	82,372
Diluted	98,100	75,539	77,239	79,708	82,429

(1)	Dividends declared during the quarter ended September 30, 2017 include a $0.12 special dividend representing a supplemental distribution of net income to stockholders from the prior fiscal year ended June 30, 2017.

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,507,336	$3,293,664	$3,255,862	$3,257,465	$3,200,968
Taxable investment securities	1,192,066	1,003,600	996,397	1,001,183	1,009,120
Tax-exempt investment securities	134,683	127,605	126,214	122,685	119,957
Other interest-earning assets	142,591	67,770	82,539	79,920	118,349

Total interest-earning assets	5,976,676	4,492,639	4,461,012	4,461,253	4,448,394
Non-interest-earning assets	586,976	369,299	364,015	361,259	358,791

Total assets	$6,563,652	$4,861,938	$4,825,027	$4,822,512	$4,807,185

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,004,445	$870,762	$854,142	$858,039	$812,932
Savings and club	724,430	513,948	518,513	522,686	523,771
Certificates of deposit	1,983,372	1,385,151	1,336,466	1,284,847	1,288,537

Total interest-bearing deposits	3,712,247	2,769,861	2,709,121	2,665,572	2,625,240
Borrowings:
Federal Home Loan Bank Advances	1,179,147	777,721	777,460	778,104	775,703
Other borrowings	34,636	33,529	30,606	32,041	40,064

Total borrowings	1,213,783	811,250	808,066	810,145	815,767

Total interest-bearing liabilities	4,926,030	3,581,111	3,517,187	3,475,717	3,441,007
Non-interest-bearing liabilities:
Non-interest-bearing deposits	305,763	267,152	277,236	274,858	262,499
Other non-interest-bearing liabilities	39,340	24,953	25,777	31,070	26,322

Total non-interest-bearing liabilities	345,103	292,105	303,013	305,928	288,821

Total liabilities	5,271,133	3,873,216	3,820,200	3,781,645	3,729,828
Stockholders’ equity	1,292,519	988,722	1,004,827	1,040,867	1,077,357

Total liabilities and stockholders’ equity	$6,563,652	$4,861,938	$4,825,027	$4,822,512	$4,807,185

Average interest-earning assets to average interest-bearing liabilities	121.33%	125.45%	126.83%	128.35%	129.28%

Performance Ratio Highlights	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.14%	3.73%	3.76%	3.74%	3.73%
Taxable investment securities	2.91%	2.57%	2.44%	2.34%	2.35%
Tax-exempt investment securities (1)	2.09%	2.04%	2.03%	2.03%	2.02%
Other interest-earning assets	3.58%	4.22%	3.42%	3.21%	1.98%

Total interest-earning assets	3.83%	3.43%	3.41%	3.37%	3.32%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.89%	0.84%	0.80%	0.76%	0.71%
Savings and club	0.29%	0.12%	0.12%	0.12%	0.12%
Certificates of deposit	1.41%	1.46%	1.43%	1.38%	1.34%

Total interest-bearing deposits	1.05%	1.01%	0.98%	0.93%	0.90%
Borrowings:
Federal Home Loan Bank Advances	2.34%	2.27%	2.33%	2.33%	2.21%
Other borrowings	0.34%	0.56%	0.27%	0.27%	0.27%

Total borrowings	2.28%	2.20%	2.25%	2.25%	2.12%

Total interest-bearing liabilities	1.35%	1.28%	1.27%	1.24%	1.19%
Interest rate spread (2)	2.48%	2.15%	2.14%	2.13%	2.13%
Net interest margin (3)	2.72%	2.41%	2.41%	2.40%	2.40%
Non-interest income to average assets (annualized)	0.20%	0.29%	0.27%	0.26%	0.25%
Non-interest expense to average assets (annualized)	1.90%	1.85%	1.89%	1.77%	1.83%
Efficiency ratio (4)	71.12%	73.66%	75.63%	71.18%	74.12%
Return on average assets (annualized)	0.47%	0.44%	0.11%	0.43%	0.37%
Return on average equity (annualized)	2.39%	2.18%	0.51%	2.01%	1.64%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP (Dollars in Thousands, Except Per Share Data, Unaudited)	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Adjusted Net Income
Net income (GAAP)	$7,718	$5,377	$1,269	$5,232	$4,404
Effect to adjust for:
Merger-related expenses	5,149	401	1,193	—	—
Income tax benefit from merger-related expenses	(1,451)	(22)	(165)	—	—
Income tax expense for write-down of net deferred tax asset	—	—	4,867	—	—
Income tax benefit for write-down of net deferred tax liability	—	—	(1,381)	—	—
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	—	—	(769)	—	—

Adjusted net income (non-GAAP)	$11,416	$5,756	$5,014	$5,232	$4,404

Adjusted Net Income per Common Share (EPS)
Net income per common share Basic (GAAP)	$0.08	$0.07	$0.02	$0.07	$0.05
Effect to adjust for:
Merger-related expenses	0.05	0.01	0.02	—	—
Income tax benefit from merger-related expenses	(0.01)	—	(0.01)	—	—
Income tax expense for write-down of net deferred tax asset	—	—	0.06	—	—
Income tax benefit for write-down of net deferred tax liability	—	—	(0.02)	—	—
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	—	—	(0.01)	—	—

Adjusted net income per common share Basic (non-GAAP)	$0.12	$0.08	$0.06	$0.07	$0.05

Adjusted Net Income per Common Share (EPS)
Net income per common share Diluted (GAAP)	$0.08	$0.07	$0.02	$0.07	$0.05
Effect to adjust for:
Merger-related expenses	0.05	0.01	0.02	—	—
Income tax benefit from merger-related expenses	(0.01)	—	(0.01)	—	—
Income tax expense for write-down of net deferred tax asset	—	—	0.06	—	—
Income tax benefit for write-down of net deferred tax liability	—	—	(0.02)	—	—
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	—	—	(0.01)	—	—

Adjusted net income per common share Diluted (non-GAAP)	$0.12	$0.08	$0.06	$0.07	$0.05

Reconciliation of GAAP to Non-GAAP (Unaudited)	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Adjusted Non-Interest Expense
Non-interest expense (GAAP)	31,257	22,543	22,764	21,286	22,051
Effect to adjust for:
Merger-related expenses	(5,149)	(401)	(1,193)	—	—

Adjusted non-interest expense (non-GAAP)	26,108	22,142	21,571	21,286	22,051

Adjusted Non-Interest Expense Ratio
Non-interest expense to average assets (GAAP)	1.90%	1.85%	1.89%	1.77%	1.83%
Effect to adjust for:
Merger-related expenses	-0.31%	-0.03%	-0.10%	0.00%	0.00%

Adjusted non-interest expense ratio (non-GAAP)	1.59%	1.82%	1.79%	1.77%	1.83%

Adjusted Efficiency Ratio
Non-interest expense / (Net interest income + non-interest income) (GAAP)	71.1%	73.7%	75.6%	71.2%	74.1%
Effect to adjust for:
Merger-related expenses	-11.7%	-1.3%	-3.9%	0.0%	0.0%

Adjusted efficiency ratio (non-GAAP)	59.4%	72.4%	71.7%	71.2%	74.1%

Adjusted Return on Average Assets
Return on average assets (GAAP)	0.47%	0.44%	0.11%	0.43%	0.37%
Effect to adjust for:
Merger-related expenses	0.31%	0.03%	0.09%	0.00%	0.00%
Income tax benefit from merger-related expenses	-0.09%	0.00%	-0.01%	0.00%	0.00%
Income tax expense for write-down of net deferred tax asset	0.00%	0.00%	0.40%	0.00%	0.00%
Income tax benefit for write-down of net deferred tax liability	0.00%	0.00%	-0.11%	0.00%	0.00%
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	0.00%	0.00%	-0.06%	0.00%	0.00%

Adjusted return on average assets (non-GAAP)	0.69%	0.47%	0.42%	0.43%	0.37%

Adjusted Return on Average Equity
Return on average equity (GAAP)	2.39%	2.18%	0.51%	2.01%	1.64%
Effect to adjust for:
Merger-related expenses	1.59%	0.16%	0.48%	0.00%	0.00%
Income tax benefit from merger-related expenses	-0.45%	-0.01%	-0.07%	0.00%	0.00%
Income tax expense for write-down of net deferred tax asset	0.00%	0.00%	1.94%	0.00%	0.00%
Income tax benefit for write-down of net deferred tax liability	0.00%	0.00%	-0.55%	0.00%	0.00%
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	0.00%	0.00%	-0.31%	0.00%	0.00%

Adjusted return on average equity (non-GAAP)	3.53%	2.33%	2.00%	2.01%	1.64%